PWC
Report of Independent Registered Public Accounting Firm
To the Board of Directors and shareholders of
CoreLogic, Inc.:
We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance, that CoreLogic Commercial Real Estate Services, Inc. (the
"Company"), an indirect subsidiary of CoreLogic, Inc. complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for all
loans for commercial mortgage loan outsourcing customers for which the Company served as the commercial tax service provider (the "Platform"), as of December 31, 2014 and for the
year then ended, only including 1122(d)(1)(iv), 1122(d)(2)(ii), 1122(d)(2)(v), 1122(d)(2)(vi),
1122(d)(2)(vii), 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii), which the Company has determined are applicable to the servicing activities performed by it with respect to the
Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted in accordance with attestation standards of the Public
Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected servicing activities related to the
Platform, and determining whether the Company performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2014 for all loans for commercial mortgage loan outsourcing customers for which the Company served as the commercial tax service provider is fairly stated, in all material respects.
/s/ PriceWaterhouseCoopers
Februrary 11, 2015
PricewaterhouseCoopers LLP,
2001
Ross Avenue, Suite 1800, Dallas, TX
75201-2997
T: (214) 9991400, F: (214)754 7991,
www.pwc.com/us